FINANCIAL STATEMENTS





                                               WASHINGTON, D.C.

                                                   FORM U-1





                                                CINERGY CORP.





                                           AS OF DECEMBER 31, 1996



                                                 (Unaudited)



                                              Pages 1 through 6

                                  CINERGY CORP.
                          PRO FORMA STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1996

                                                                                                    Pro Forma
                                                                                Actual             Adjustments            Pro Forma
                                                                (in thousands, except per share amounts)
OTHER INCOME AND EXPENSES - NET
Equity in earnings of subsidiaries ...............................            $ 347,556             $    --               $ 347,556
Income taxes .....................................................                6,857                 2,893                 9,750
Other - net ......................................................               (1,501)                 --                  (1,501)
                                                                                352,912                 2,893               355,805

INCOME BEFORE INTEREST AND OTHER CHARGES .........................              352,912                 2,893               355,805

INTEREST .........................................................               18,115                 8,267                26,382

NET INCOME .......................................................            $ 334,797             $  (5,374)            $ 329,423

                                  CINERGY CORP.
                             PRO FORMA BALANCE SHEET
                              AT DECEMBER 31, 1996

ASSETS
                                                                                                   Pro Forma
                                                                              Actual              Adjustments            Pro Forma
                                                                                            (dollars in thousands)
CURRENT ASSETS
Cash and temporary cash investments ...........................           $     3,605            $    (8,000)           $    (4,395)
Notes receivable from affiliated
companies .....................................................                    42                   --                       42
Accounts receivable - net .....................................                   104                   --                      104
Accounts receivable from affiliated
companies .....................................................                10,780                   --                   10,780
Prepayments and other .........................................                 1,000                   --                    1,000

                                                                               15,531                 (8,000)                 7,531
OTHER ASSETS
Investment in subsidiaries ....................................             3,101,501                   --                3,101,501
Other .........................................................                 2,071                  7,733                  9,804
                                                                            3,103,572                  7,733              3,111,305

                                                                          $ 3,119,103            $      (267)           $ 3,118,836

                                  CINERGY CORP.
                             PRO FORMA BALANCE SHEET
                              AT DECEMBER 31, 1996

CAPITALIZATION AND LIABILITIES
                                                                                                    Pro Forma
                                                                                  Actual           Adjustments         Pro Forma
                                                                                               (dollars in thousands)
COMMON STOCK EQUITY
Common stock - $.01 par value;
Authorized shares - 600,000,000
Outstanding shares - 157,679,129 Actual .......................           $     1,577                   --              $     1,577
Paid-in capital ...............................................             1,590,735                   --                1,590,735
Retained earnings .............................................               992,273                 (5,374)               986,899
Cumulative foreign currency translation
adjustment ....................................................                  (131)                  --                     (131)
Total common stock equity .....................................             2,584,454                 (5,374)             2,579,080

LONG-TERM DEBT ................................................                  --                  400,000                400,000

Total Capitalization ..........................................             2,584,454                394,626              2,979,080

CURRENT LIABILITIES
Notes payable .................................................               509,000               (400,000)               109,000
Notes payable to affiliated
companies .....................................................                     7                   --                        7
Accounts payable ..............................................                 2,597                   --                    2,597
Accounts payable to affiliated
companies .....................................................                23,196                   --                   23,196
Accrued taxes .................................................               (14,439)                (2,893)               (17,332)
Accrued interest ..............................................                   975                  8,000                  8,975
                                                                              521,336               (394,893)               126,443

OTHER LIABILITIES
Deferred income taxes .........................................                13,287                   --                   13,287
Other .........................................................                    26                   --                       26
                                                                               13,313                   --                   13,313

                                                                          $ 3,119,103            $      (267)           $ 3,118,836

                                  CINERGY CORP.
               PRO FORMA STATEMENT OF CHANGES IN RETAINED EARNINGS
                          YEAR ENDED DECEMBER 31, 1996

                                                                                                    Pro Forma
                                                                                  Actual           Adjustments         Pro Forma
                                                                                              (dollars in thousands)

BALANCE DECEMBER 31, 1995 ..........................................            $ 950,216             $  --               $ 950,216

Net income .........................................................              334,797              (5,374)              329,423
Dividends on common stock ..........................................             (274,358)               --                (274,358)
Costs of reacquisition of preferred stock
of subsidiary ......................................................              (18,391)               --                 (18,391)
Other ..............................................................                    9                --                       9


BALANCE DECEMBER 31, 1996 ..........................................            $ 992,273             $(5,374)            $ 986,899

                                  CINERGY CORP.

                 Pro Forma Journal Entries to Give Effect to the
                     Issuance of $400 Million of Debentures


                                      Entry No. 1

Cash and temporary cash investments                    $400,000,000
    Long-Term Debt                                                 $400,000,000

To record the issuance of $400,000,000 of debentures.

                                      Entry No. 2

Other Assets                                           $8,000,000
    Cash and temporary cash investments                        $8,000,000

To record underwriting commissions.
($400,000,000 principal amount of debentures at an assumed 2%)

                                      Entry No. 3

Interest on Long-Term Debt                             $32,000,000
    Accrued interest                                            $32,000,000

To record interest on $400,000,000 of debentures payable at 8%.

                                      Entry No. 4

Accrued taxes                                          $11,200,000
    Income taxes                                                $11,200,000

To record the reduction in income taxes due to increased interest on debentures.
($32,000,000 at an assumed tax rate of 35%).

                                      Entry No. 5

Notes payable                                          $400,000,000
    Cash and temporary cash investments                          $400,000,000

To record the use of proceeds from the sale of debentures as payment of short-term debt

                                      Entry No. 6

Interest on Long-Term Debt                             $266,667
    Other Assets                                                 $266,667

To record amortization of underwriting commissions.
($8,000,000 over an assumed life of 30 years.)

                                      Entry No. 7

Accrued taxes                                          $93,333
    Income taxes                                                $93,333

To record the reduction in income taxes due to the amortization of underwriting commissions.
($266,667 at an assumed tax rate of 35%).

                                      Entry No. 8

Accrued interest                                       $24,000,000
    Other interest                                                 $24,000,000

To record the reduction in interest expense due to the $400,000,000 reduction in notes payable.
($400,000,000 at an assumed interest rate of 6%).

                                      Entry No. 9

Income taxes                                           $8,400,000
    Accrued taxes                                                   $8,400,000

To record additional income taxes due to reduction in interest expense on notes payable.
($24,000,000 at an assumed tax rate of 35%).